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                                                                     EXHIBIT 4.6


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                            NAM TAI ELECTRONICS, INC.

                                       AND

                  FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN,
                                A LAW CORPORATION

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                           COUNSEL'S WARRANT AGREEMENT



                         DATED AS OF __________ __, 1997






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                           COUNSEL'S WARRANT AGREEMENT



      THIS COUNSEL'S WARRANT AGREEMENT (the "Agreement"), dated as of _____________ __, 1997 is made and entered into by and between NAM TAI ELECTRONICS, INC., a British Virgin Islands international holding corporation (the "Company") and FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN, a law corporation (the "Warrantholder").

      The Company agrees to issue and sell, and the Warrantholder agrees to purchase, for the price of $.001 per warrant, warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of up to 10,000 units (the "Units") , each Unit consisting of (i) one (subject to adjustment pursuant to
Section 8 hereof) share (the "Shares") of the Company's Common Shares, $.01 par value (the "Common Shares") and (ii) one common share purchase warrant (the "Unit Warrants") exercisable to purchase one Common Share, in connection with a public offering by the Company to its stockholders of non-transferable subscription rights (the "Rights") to purchase up to 3,000,000 Units pursuant to a standby underwriting agreement (the "Underwriting Agreement"), dated as of ______________ __, 1997, between the Company and Joseph Charles & Associates, Inc. Common Shares purchasable upon exercise of the Unit Warrants are hereinafter referred to as the "Unit Warrant Stock.") The purchase and sale of the Warrants shall occur on the Closing Date, as defined in the Underwriting Agreement, and be subject to the conditions to the Underwriters' obligations to purchase Units thereunder, if any. The Unit Warrants shall be subject to all of the terms and conditions of the warrant agreement, dated _________ __, 1997 between the Company and U.S. Stock Transfer Corp., as Warrant Agent
(the "Warrant Agreement").

      In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

      SECTION 1.  TRANSFERABILITY AND FORM OF WARRANTS.

              1.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued.

              1.2 Transfer. The Warrants shall be transferable only on the books of the Company maintained at its principal office, wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

              1.3 Limitations on Transfer of the Warrants. The Warrants shall not be sold, transferred, assigned or hypothecated by the Warrantholder until ____________ __, 1998, except to (i) one or more persons, each of whom on the date of transfer is a shareholder of the Warrantholder; (ii) a successor to the Warrantholder in merger or consolidation; (iii) a purchaser of all or substantially all of the Warrantholder's assets; or (iv) any person receiving the Warrants from one or more of the persons listed in this subsection 1.3 at such person's or persons' death pursuant to will, trust or the laws of intestate succession. The Warrants may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Units. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of the Warrants pursuant to this subsection 1.3, and the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.


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              1.4 Form of Warrants. The text of the Warrants and of the form of election to purchase Units shall be substantially as set forth in Exhibit A attached hereto. The number of Shares per Unit issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its President or by a Vice President, attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

      The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

      SECTION 2. EXCHANGE OF WARRANT CERTIFICATE. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Units as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

      SECTION 3.  TERM OF WARRANTS; EXERCISE OF WARRANTS.

                  (a) Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., Pacific Time, on ____________ __, 1998 and ending at 5:00 p.m., Pacific Time, on _____________ __, 2000 (the "Termination Date"), to purchase from the Company up to the number of Units to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, with signatures guaranteed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this section 3 and sections 7 and 8 hereof), for the number of Units in respect of which such Warrants are then exercised, but in no event for less than 100 Units (unless less than an aggregate of 100 Units are then purchasable under all outstanding Warrants held by a Warrantholder).

                  (b) Payment of the aggregate Warrant Price shall be made in cash or by check, or any combination thereof.

      Upon such surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate a certificate or certificates for the number of Units so purchased upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Units specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants will be issued by the Company.

      SECTION 4. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Units; provided, however, the Company shall


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not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the securities comprising the Units.

      SECTION 5. MUTILATED OR MISSING WARRANTS. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and in substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrants certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

      SECTION 6. RESERVATION OF SHARES. There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Shares, such number of shares of Common Shares as shall be subject to purchase under the Warrants (including such number of shares of Unit Warrant Stock subject to purchase upon exercise of the Unit Warrants). Every transfer agent for the Common Shares and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement and the Warrant Agreement on file with every transfer agent for the Common Shares and other securities of the Company issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.

      SECTION 7. WARRANT PRICE. The price per Unit at which Units shall be purchasable upon the exercise of the Warrants (the "Warrant Price") shall be $_____, subject to further adjustment pursuant to Section 8 hereof.

      SECTION 8. ADJUSTMENT OF NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

              8.1 Adjustments. The number of Shares purchasable upon the exercise of the Warrants shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) pay a dividend in Common Shares or make a distribution in Common Shares, (ii) subdivide its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of shares of Common Shares, or (iv) issue by reclassification of its Common Shares other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Shares, without any charge to such holders, entitling them to subscribe for or purchase Common Shares at a price per share which is lower at the record date mentioned below than the then Current Market Price (as defined in Section 9), the number of Shares thereafter purchasable upon the


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outstanding immediately prior to such sale or issuance multiplied by the Warrant
Price, plus (B) the consideration received by the Company upon such sale or issuance, by (II) the total number of Common Shares exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrant by a fraction, of which the numerator shall be the number of shares of Common Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Shares offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current
Market Price. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities.

                  (c) In case the Company shall distribute to all or substantially all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in subsection 8.1(b) above), then in each case the number of Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined as provided in subparagraph (e) below) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

                  (d) No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 8.1(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                  (e) Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

                  (f) To the extent not covered by subsections 8.1(b) or (c) hereof, in case the Company shall sell or issue Common Shares or rights, options, warrants or convertible securities containing the right to subscribe for or Common Shares at a price per share (determined, in the case of such rights, options, warrants or convertible securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise or conversion thereof, by (ii) the total number of shares covered by such rights, options, warrants or convertible securities) lower than the then Current Market Price in effect immediately prior to such sale or issuance, then the number of Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the Warrant Price and the denominator shall be that price (calculated to the nearest cent) determined by dividing (I) an amount equal to the sum of (A) the number of Common Shares


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outstanding immediately after such sale or issuance. For the purposes of such adjustments, the Common Shares which the holders of any such rights, options, warrants or convertible securities shall be entitled to subscribe for or purchase shall be deemed issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be paid for the Common Shares covered thereby. In case the Company shall sell or issue Common Shares or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Shares for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share" of Common Shares and the "consideration received by the Company" for purposes of the first sentence of this subsection 8.1(f), the Board of Directors shall determine the fair value of said property, and such determination, if reasonable and based upon the Board of Directors' good faith business judgment, shall be binding upon the Warrantholder. In determining the "price per share" of the Common Shares, any underwriting discounts or commissions shall not be deducted from the price received by the Company for sales of securities registered under the Act.

                  (g) Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  (h) For the purpose of this subsection 8.1, the term 'Common Shares' shall mean (i) the class of stock designated as the Common Shares of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Shares and Unit Warrants, (i) if the Warrantholder's right to purchase is on any other basis than that available to all holders of the Company's Common Shares, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this
Section 8.

                  (i) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Shares purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only Common shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

              8.2 No Adjustment for Dividends. Except as provided in subsection 8.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.


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              8.3 No Adjustment in Certain Cases. No adjustments shall be made pursuant to Sections 3 or 8 hereof in connection with the issuance of Units, Shares, Unit Warrants or Unit Warrant Stock sold as part of the public sale and issuance of Units pursuant to the Underwriting Agreement or the issuance of Units, Shares, Unit Warrants or Unit Warrant Stock upon exercise of the Warrants. No adjustments shall be made pursuant to Sections 3 or 8 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares, aggregating up to [300,000] Common Shares under the Company's existing stock option plans.

              8.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrants (and each underlying security) been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in which the Company is the surviving corporation, the right to purchase Units under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 hereof. The provisions of this subsection 8.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

              8.5 Par Value of Common Shares. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then par value per Common Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon exercise of the Warrants.

              8.6 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this
Section 8.

              8.7 Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

      SECTION 9. FRACTIONAL INTERESTS; CURRENT MARKET PRICE. The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Shares are traded in the over-the-counter


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market and not in the NASDAQ National Market System nor on any national securities exchange, the average of the per share closing bid prices of the Common Shares on the 30 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Shares are traded in the NASDAQ National Market System or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Shares in the NASDAQ National Market System or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Shares is not reported by NASDAQ, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NASDAQ National Market System or on the national securities exchange on which the Common Shares are then listed.

      SECTION 10. NO RIGHTS AS STOCKHOLDER; NOTICES TO WARRANTHOLDER. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

                  (a) any action which would require an adjustment pursuant to
Section 8.1 or 8.4; or

                  (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 11 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.


      SECTION 11. NOTICES. Any notice pursuant to this Agreement by the Company or by a Warrantholder, a holder of Shares, Unit Warrants or Unit Warrant Stock shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

                  (a) If to a Warrantholder or a holder of Shares, Unit Warrants or Unit Warrant Stock, addressed to Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, Eighth Floor, East Tower, 9100 Wilshire Blvd., Beverly Hills, California 90212; Attention: Mark A. Klein.

                  (b) If to the Company addressed to it at 999 West Hastings Street, Suite 530, Vancouver, B.C. Canada V6C 2W2, Attention: Mr. M.K. Koo, President.

      Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.


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      SECTION 12. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholders, or the holders of Shares, Unit Warrants or Unit Warrant Stock shall bind and inure to the benefit of their respective successors and assigns hereunder.

      SECTION 13. MERGER OR CONSOLIDATION OF THE COMPANY. The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8.4 are complied with.

      SECTION 14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

      SECTION 15. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State applicable to contracts entered into and performed in said State, and without regard to any conflicts of laws principles thereof.

      SECTION 19. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholders and the holders of Shares, Unit Warrants or Unit Warrant Stock any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholders and the holders of Shares, Unit Warrants and Unit Warrant Stock.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                    NAM TAI ELECTRONICS, INC.


                                    By____________________________________
                                      M.K. Koo, President


                                    FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN a law corporation


                                    By____________________________________


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
                                                                       Exhibit A


      THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH
      SECTION 1 OF THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

                                                       Warrant Certificate No.


      STANDBY UNDERWRITER'S WARRANT TO PURCHASE 10,000 UNITS, EACH UNIT CONSISTING OF ONE COMMON SHARE AND TWO WARRANTS EACH EXERCISABLE TO PURCHASE ONE COMMON SHARE

                            VOID AFTER 5:00 P.M.,
                  PACIFIC TIME, ON _________________ __, 2000


                           NAM TAI ELECTRONICS, INC.


      This certifies that, for value received, ____________________, the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from NAM TAI ELECTRONICS, INC. (the "Company"), at any time during the period commencing at 9:00 a.m., Pacific Time, on ____________ __, 1998, and before 5:00 p.m., Pacific Time, on _____________ __, 2000, at the purchase price per Unit of $____ (the "Warrant Price"), the number of Units of the Company set forth above (the "Units"). The number of Common Shares of the Company included in the Units purchasable upon exercise of each Warrant evidenced hereby shall be subject to adjustment from time to time as set forth in the Standby Underwriter's Warrant Agreement referred to below.

      The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash or by check.

      The Warrants evidenced hereby represent the right to purchase an aggregate of up to 10,000 Units and are issued under and in accordance with a Standby Underwriter's Warrant Agreement, dated as of _________ __, 1997 (the "Standby Underwriter's Warrant Agreement"), between the Company and Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, and are subject to the terms and provisions contained in the Standby Underwriter's Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents.

      Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Units as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Units as here evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase the Units hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Standby Underwriter's Warrant Agreement.


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      This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                                    NAM TAI ELECTRONICS, INC.


                                    By__________________________________
Dated:________________, 1997          M.K. Koo,
                                      President


ATTEST:                 [Seal]


---------------------------------
Secretary


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
                            NAM TAI ELECTRONICS, INC.
                                  PURCHASE FORM

NAM TAI ELECTRONICS, INC.
999 West Hastings Street, Suite 530
Vancouver, B.C. Canada V6C 2W2


      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ____________ Units (the "Units") provided for therein, and requests that certificates for the Units be issued in the name of:

                  --------------------------------------------------------------
                  (Please Print or Type Name, Address and Social Security Number

                  --------------------------------------------------------------

                  --------------------------------------------------------------

and, if said number of Units shall not be all the Units purchasable hereunder, that a new Warrant Certificate for the balance of the Units purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated: _______________________

Name of Warrantholder
or Assignee:_____________________________________________
                  (Please Print)

Address:_________________________________________________

        -------------------------------------------------

Signature:____________________________________

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:______________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)


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                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                   (Name and Address of Assignee Must Be Printed or Typewritten)

                   -------------------------------------------

                   -------------------------------------------

                   -------------------------------------------

the within Warrants, hereby irrevocably constituting and appointing ____________________ Attorney to transfer said Warrants on the books of the Company, with all power of substitution in the premises.


Dated:_______________   ________________________________________________________
                        Signature of Registered Holder

Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:____________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)


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